SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 3, 2010

Date of Earliest Event Reported: October 28, 2010

C2E ENERGY, INC.
(Exact Name of Registrant as Specified in its Charter)

ODYSSEY OIL & ENERGY, INC.
_________________________
 (Former Name of Registrant)

Florida
(State of Organization)

65-1139235
(I.R.S. Employer Identification No.)

Commission File Number 333-106299
Design Quarter, Nicol Grove office Park
Leslie Road, Fourways 2044
South Africa
Address of Principal Executive Offices
Registrants Telephone Number (including area code):+27(11)513-1446

C2E ENERGY, INC.

Report on Form 8-K

 ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On October 28, 2010.  C2E Energy, Inc. (the “Company”) entered into an agreement to acquire a 51% (fifty one percent) interest in Dongguan NaMing New Material Science and Technology Co. Ltd, which has the technology to convert rare earth elements into finished products.  In terms of the acquisitions the Company, will issue 50,000,000 (fifty million) shares of common restricted stock.

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

As a result of the agreement as described in Item 1.01 above, the C2E Energy, Inc has acquired a 51% (fifty one percent) interest in Dongguan NaMing New Material Science and Technology Co. Ltd and will issue 50,000,000 (fifty million) shares of common restricted stock for the acquisitions.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(b) EXHIBITS

Exhibit No.	Exhibits

1.1	Agreement Dongguan NaMing New Material Science and Technology Ltd Co Ltd

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant  has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C2E Energy, Inc.

December 3, 2010

By: /s/ Johannes Roux Johannes Roux Principal Executive Officer, President and Director